EXHIBIT 99.1

INFORMATION RELATING TO FORWARD-LOOKING STATEMENTS

This presentation includes forward-looking statements, which are subject to risks and uncertainties. The words "believe," "expect," "anticipate," "optimistic," "intend," "plan," "aim," "will," "may," "should," "could," "would," "likely," and similar expressions are intended to identify forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they are made. The Company undertakes no obligation to update or revise any forward-looking statements. Factors that could cause actual results to differ materially from these forward-looking statements include, but are not limited to: the Company's ability to improve its operating expense to revenue ratio both in the short-term and over time, which will depend in part on the effectiveness of reengineering and other cost-control initiatives, as well as factors impacting the Company's revenues; the Company's ability to cost effectively manage and expand cardmember benefits, including containing the growth of its marketing, promotion, rewards and cardmember services expenses; the Company's ability to accurately estimate the provision for the cost of the Membership Rewards program; the Company's ability to grow its business and meet or exceed its return on shareholders' equity target by reinvesting approximately 35% of annually-generated capital, and returning approximately 65% of such capital to shareholders, over time, which will depend on the Company's ability to manage its capital needs and the effect of business mix, acquisitions and rating agency requirements; the ability of the Company to generate sufficient revenues for expanded investment spending and to actually spend such funds to the extent available, and the ability to capitalize on such investments to improve business metrics; credit risk related to consumer debt, business loans, merchant bankruptcies and other credit exposures both in the U.S. and internationally; fluctuation in the equity and fixed income markets, which can affect the amount and types of investment products sold by AEFA, the market value of its managed assets, and management, distribution and other fees received based on the value of those assets; the ability to improve investment performance in AEFA's businesses, including attracting and retaining high-quality personnel; the success, timeliness and financial impact, including costs, cost savings and other benefits including increased revenues, of reengineering initiatives being implemented or considered by the Company, including cost management, structural and strategic measures such as vendor, process, facilities and operations consolidation, outsourcing (including, among others, technologies operations), relocating certain functions to lower-cost overseas locations, moving internal and external functions to the Internet to save costs, and planned staff reductions relating to certain of such reengineering actions; the ability to control and manage operating, infrastructure, advertising and promotion and other expenses as business expands or changes, including balancing the need for longer-term investment spending; the potential negative effect on the Company's businesses and infrastructure, including information technology, of terrorist attacks, disasters or other catastrophic events in the future; the impact on the Company's businesses resulting from continuing geopolitical uncertainty; the overall level of consumer confidence; consumer and business spending on the Company's travel related services products, particularly credit and charge cards and travelers cheques and other prepaid products and growth in card lending balances, which depend in part on the ability to issue new and enhanced card and prepaid products and increase revenues from such products, attract new cardmembers, reduce cardmember attrition capture a greater share of existing cardmembers' spending, sustain premium discount rates on its card products in light of market pressures, increase merchant coverage, retain cardmembers after low introductory lending rates have expired, and expand the global network services (GNS) business; the continuation of favorable trends, including increased travel and entertainment spending; the success of the GNS business in partnering with banks in the United States, which will depend in part on the extent to which such business: further enhances the Company's brand, allows the Company to leverage its significant processing scale, expands merchant coverage of the network, provides U.S. GNS bank partners the benefits of greater cardmember loyalty and higher spend per customer, and merchants benefits such as greater transaction volume and additional higher spending customers; AEFA's ability to develop and roll out new and attractive products to clients in a timely manner and effectively manage the economics in selling a growing volume of non-proprietary mutual funds and other retail financial products to clients; successfully cross-selling financial, travel, card and other products and services to the Company's customer base, both in the United States and internationally; fluctuations in interest rates, which impact the Company's borrowing costs, return on lending products and spreads in the insurance, annuity and investment certificate businesses; credit trends and the rate of bankruptcies, which can affect spending on card products, debt payments by individual and corporate customers and businesses that accept the Company's card products and returns on the Company's investment portfolios; bankruptcies, restructurings or similar events affecting the airline or any other industry representing a significant portion of TRS' billed business, including any potential negative effect on particular card products and services and billed business generally that could result from the actual or perceived weakness of key business partners in such industries; fluctuations in foreign currency exchange rates; political or economic instability in certain regions or countries, which could affect lending and other commercial activities, among other businesses, or restrictions on convertibility of certain currencies; changes in laws or government regulations; the costs and integration of acquisitions; and outcomes and costs associated with litigation and compliance and regulatory matters. A further description of these and other risks and uncertainties can be found in the Company's Annual Report on Form 10-K for the year ended December 31, 2003, and its other reports filed with the SEC.

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                         FINANCIAL COMMUNITY MEETING

                         KENNETH I. CHENAULT REMARKS
                               February 2, 2005
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     [FOR SLIDES ACCOMPANYING THIS PRESENTATION, PLEASE REFER TO THE AMERICAN
EXPRESS COMPANY WEB SITE]

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TITLE
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Good afternoon.

Welcome to our first financial community meeting of the year.

Let me start with today's agenda.

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AGENDA BUILD -- KEN
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I'll use the opening 30 minutes or so to outline our thinking on the company's growth potential over the moderate to long-term.

As part of this discussion I'll try to put our recent business performance into context against our longer-term objectives.

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AGENDA BUILD - GROWTH OPPORTUNITIES
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We've focused on a range of growth opportunities during the last few meetings, and today is no exception.

This afternoon we'll discuss two expanded opportunities that we believe have a great deal of potential over the moderate to long-term.

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AGENDA BUILD - CORP MIDDLE MRKT
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The first is the Global Middle Market.

I've talked to you before about the terrific potential and the good economics that exist within this business.

Today you'll hear from Steve Squeri, President of Global Commercial Card, on the performance we're currently achieving and the potential that exists within this important segment.

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AGENDA BUILD - PREPAID PRODUCTS
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The other opportunity you'll hear about is Prepaid Products.

Valerie Soranno Keating, President of Global Travelers Cheques and Prepaid Products, will take you through the attractive economics of these products, and the strengths and assets we bring to this business opportunity.

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AGENDA BUILD - Q & A
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As always, the last hour or so will be available for you to ask any question you may have of me or others members of our management team.

                               * * * * * * * *

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BLUE BOX
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Before I start my review of the company's 2004 performance, let me take a few minutes to talk about our spin-off of Financial Advisors.

As you know, yesterday we announced our plans to pursue a spin-off American Express Financial Advisors to our shareholders.

The transaction is intended to be tax-free, and is expected to be completed during the third quarter, subject to certain conditions.

The decision to create two independent entities with separate ownership reflects our belief that this transaction positions us to maximize the growth opportunities we see in each of these businesses.

We believe each entity will now have the resources and appropriate structure to build upon their recent growth momentum and to capitalize on competitive opportunities.

The business and financial performances of both TRS and Financial Advisors are in excellent shape, driven by our business building investments over the past few years.

And both businesses have a range of untapped organic and expanded opportunities that they can and will pursue.

Financial Advisors, with its unique planning and advice-based business model, is a leading player in a range of retail financial services.

They are the largest provider of financial plans in the U.S., a major provider of insurance products and have over $400 billion of assets under management.

Financial Advisors has generated solid performance relative to its industry peers, and its management team is, as always, committed to competing and succeeding in the market.

TRS is also operating from a position of strength.

Our proprietary card business has had three years of exceptional growth.

We have a broad cardmember franchise, with consumer, small business and corporate customers both inside and outside of the U.S.

Our spending base has become increasingly diverse.

Our travel and prepaid businesses are seeing excellent growth.

With the Supreme Court decision, our network business now has the chance to pursue opportunities within the U.S., and David House and his team are executing against their long-term business plans.

A number of times in this forum I've stated that American Express has two power alleys for growth - payments and retail financial services.

Both of these business offer great growth opportunities over the moderate to long-term, and I haven't changed that viewpoint.

What has changed, however, is how best to maximize those opportunities.

With the spin-off, both Financial Advisors and the new American Express will be in a better position to pursue attractive business opportunities.

Financial Advisors will no longer be constrained by having to compete against Payments when it comes to the allocation of capital and investment funds.

Given that AEFA's businesses are generally more capital intensive relative to payments, the financial characteristics and objectives of American Express Company therefore led to a focus on TRS.

With the spin-off, Financial Advisors will now have the freedom to prioritize its own investment spending, and to grow its businesses as it sees fit.

Within Payments, as I said, there are a range of excellent growth opportunities offering superior returns.

And it was our confidence in these opportunities that caused us to raise our on-average-and-over-time Return on Equity target from 18% to 20%, to 28% to 30%.

In fact, I believe the new American Express Company will have the financial and growth characteristics of not just the best companies within the financial services industry, but the premium growth companies in the marketplace today - companies such as J&J, 3M, and Dell.

The American Express Company and American Express Financial Advisors each have a long history of growth, innovation, and success.

As we move forward, I'm confident that Jim Cracchiolo and his leadership team will remain committed to generating superior financial results ..... and to winning in the marketplace.

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2004 PERFORMANCE
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Let me now move back to our agenda and briefly comment on the company's overall performance for 2004.

Here's the executive summary - I believe we had a terrific year.

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FINANCIAL PERFORMANCE VS. OBJ
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We outperformed each of our on-average-and-over time financial objectives.

We began the year with good momentum and, as the year passed, our performance strengthened, even as we came up against more difficult comparatives.

Because of the improvements we made to our business models over the last 3 years, our continued high level of investment spending, and a generally positive economic environment, we generated excellent results on both the top-line and the bottom-line.

Our earnings, revenue growth and ROE each exceeded the high end of our targeted financial objectives.

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EPS CHART
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After coming in below our targeted EPS growth range in 2001, we're now back on track against our on-average-and-over-time trajectory.

At the time, a number of people asked whether we were going to reset the bar on our 12% to 15% long-term average and only consider it prospectively, based off our lower 2001 net income performance.

Given our confidence in our long-term growth potential, we opted not to make an adjustment.

We believed we'd get back onto the appropriate track between 2005 (under a very optimistic scenario) and several years thereafter.

But, as you can see, the strength of 2004's performance moved us back into our targeted range even earlier than we had thought.

These results were driven by the strength of our core businesses, which is quite evident when you look at our metrics.

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TRS METRIC TRENDS
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At TRS our metric performance has been very strong - on an absolute basis and on a relative basis against the organic growth of our peers.

Over the last 3 years each of our key business drivers has strengthened, improving our overall market position and driving our growth in revenues and earnings.

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BILLED BUSINESS
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Our billed business grew 18% for the full year.

All customer segments - consumer, small business and corporate - and all spending categories - travel, retail and everyday spend -- contributed to this strong level of growth.

Looking at both the issuing side and the network side of our performance, we appear to have gained ground in 2004:

o Our 18% growth exceeds the organic billings growth of all major issuers who report this metric;

o And looking at our network results, while the full year numbers are not yet in, based on the holiday spending in the U.S. publicly reported by Visa and Mastercard, our billings growth for a similar period outperformed theirs - both with and without the impact of debit.

The gains we've made are a clear indication to me of the success of our spend-centric model and the rewards, co-brand and network strategies we pursue.

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CARDS IN FORCE
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In 2004 we also had excellent growth in Cards in Force.

Our 8% growth for the year is the highest rate we've seen since 1999, when we launched both our Blue and Costco products.

This growth rate also exceeded our internal forecasts, helped largely by the strong performance of our partnership with MBNA.

Our first U.S. network partnership is off to a terrific start.

Even though these products were not launched until November, they contributed to both our CIF and our spend growth during the last two months of the year.

Across the industry, card spending generally increases with tenure and takes a while to ramp up.

The good news here is that the MBNA cardmembers who have used their new card are already exceeding our projections, with an average transaction size that was 7% higher than the level we built into our forecasts.

In addition to welcoming these cardmembers to our franchise, we're also very pleased with our overall relationship with MBNA.

Our objective within Global Network Services is to align ourselves with issuing partners who are focused on high spending customers and on service.

In MBNA we've clearly found the right combination.

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CARDMEMBER LOANS
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Excluding the sale of our leasing portfolio, our managed loan growth at the end of the year was up 8%.*

Loan growth is moderating across the industry, and we're clearly no exception.

But our organic growth continues to outpace the industry average, even as we make very deliberate decisions about our pricing and economics.

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* On a GAAP basis, loan growth was up 4% at December 31, 2004 as compared with
  December 31, 2003.

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CREDIT PERFORMANCE
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For the third year in a row, our credit performance improved.

By just about any metric you use, our performance is best in class across the industry, even as we continue to maintain very healthy reserve coverage.

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TRAVEL SALES
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Travel sales also rebounded sharply for the year, up 25%.

Even with average ticket prices down approximately (4%) year over year, our transaction growth more than made up for this decline.

Travel transactions for 2004 have now exceeded the record levels we saw across the industry in the benchmark year of 2000.

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TRAVELERS CHEQUE/PREPAID SALES
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The final indicator for TRS is Travelers Cheque and Prepaid Sales.

After two years of negative growth, sales growth of these products is back in positive territory.

Now, a 4% growth rate may not sound very impressive, but when you consider that it's off a base of $19 billion, the success of this performance becomes clear.

So that is an overview of TRS - an exceptional year, generating exceptional numbers.

                             * * * * * * * * * *

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FINANCIAL SERVICES INDICATORS
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Financial Advisors also generated good levels of growth for the year.

Their growth rates for both revenues and earnings were at or near the top of their peer group.

As with TRS, this performance was driven by relatively strong core metrics.

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CASH SALES
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Cash sales increased 17%, reflecting the more positive market environment, as well as gains in both our client base and our average assets per client.

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TOTAL ASSETS
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Our total assets owned, managed and administered grew 13%, a growth rate that outpaced the comparable performance at Schwab, Morgan Stanley, Merrill and Citi.

Outflows from our proprietary mutual funds continue to be a challenge, though we've been very pleased with the net inflows into our Threadneedle products.

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PLANNING AND ADVICE FEES
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Planning and advice fees increased 15%, an important leading indicator for us, and one that is core to AEFA's business model.

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ADVISORS
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Another core indicator is our advisor force, which was up 2% for the full year.

With this third year of growth, we are the only large financial company to have increased their field force since 2001.

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PRIVATE BANKING HOLDINGS
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At American Express Bank, we continue to execute against our strategy to increase our consumer businesses, while reducing our exposure to corporate lending.

One key metric of this business, our private banking holdings, grew by 15%.

Despite progress in our core business, AEB ended the year with a 6% decline in net income because of the restructuring charges associated with the expected sale of our operations in Bangladesh, Egypt, Luxembourg and Pakistan.

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2004 PERFORMANCE
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Because of the Supreme Court decision and the opening of our U.S. network, 2004 will be noted as an historic year for the company.

But to me, this event - while clearly important -- is just one accomplishment among many for the year.

Our market position has strengthened, our momentum is strong, and I believe we're executing very well against our business objectives.

We clearly face challenges, but I believe those challenges are far outweighed by our business opportunities.

                             * * * * * * * * * *

When it comes to generating value for our shareholders, growth is of course an important element. But it's just one driver of value creation.

When we think about shareholder value across our various businesses we do so holistically.

We focus our actions across 3 core objectives: generating and sustaining revenue growth, achieving returns well above our cost of capital, and doing both of these on a consistent basis.

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VALUE CREATION TRIANGLE
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These three factors - growth, profitability and stability - are critical to shareholder value on a stand-alone basis.

But, to truly maximize the benefit to shareholders over the long-term, it's their collective impact that counts.

Today we're going to focus on the growth leg of this triangle, but I also want to make some points about the other elements as well.

Let me start with stability.

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VAL CREATION TRIANGLE-STABILITY
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Stability for any company is represented by consistent performance, year in and year out.

As a business leader I can tell you that this leg of the triangle has the greatest degree of difficulty because it's impacted to a great extent by outside factors.

Our objective, therefore, is to focus on what we can control about our own stability and consistency.

For us this comes down to two key areas - risk management and business planning.

In terms of risk management I believe we're very well positioned.

Our approach is to keep our level and types of risk consistent with our business strategy, and then actively manage and balance that risk against the company's long-term interests.

To that end, over the last 3 to 4 years we've taken a number of actions to reduce our risk profile: we've maintained our credit coverage ratios at relatively high levels, we improved the quality of the owned investment portfolio at Financial Advisors, and our lending mix at American Express Bank has continued to shift from corporate to consumer.

We've also added to our stability by improving our planning and monitoring processes.

Our contingency planning is now a more formal yet dynamic process.

It allows us to act on a timely basis both on the downside to offset negative events and trends, but also on the upside as we trigger higher investment spending in response to better than expected performance.

Stability can never be guaranteed.

But by focusing on material areas of risk and by thoughtfully planning and monitoring our performance, I believe we've put the company in a better position to perform well on a relative basis under a range of economic conditions.

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VAL CREATION TRIANGLE-PROFITABILITY
--------------------------------------------------------------------------------

The next factor impacting shareholder value is profitability.

In terms of our actual performance we've done very well, on an absolute basis and against our peers. We've been able to consistently generate an ROE that is substantially above our cost of equity, and also above our current stated target range of 18% to 20%, which, as I mentioned, we will be raising to 28% to 30% post spin-off.

As good as our returns are, however, we continually look for improvements.

We do this in a number of ways.

The first is by improving our margins through reengineering.

We've set and achieved a $1 billion reengineering goal in each of the last 4 years, and we've targeted the same goal for 2005.

Related to our reengineering, we took a charge in the fourth quarter for $102 million pretax for the elimination of 2,000 jobs and other restructuring activities in Business Travel, American Express Bank and Finance, each of which will provide good payback for the company over the moderate to long-term.

Reengineering improves our returns in two ways.

To the extent reengineering benefits fall to the bottom-line, it improves current earnings.

To the extent we reinvest these benefits appropriately, we enhance our future profitability.

In addition to reengineering we've also enhanced our returns by reallocating our capital to better optimize our balance sheet.

To this end we've taken a number of actions, such as the sale of our business leasing and ATM businesses, our real estate leaseback transaction, and by making special dividends of nearly $1 billion from Financial Advisors to the Parent Company.

By selling and/or shifting our assets we're able to free up capital - capital that can be redeployed into higher return investments.

This will continue to be the case post spin-off, as we expect to have the opportunity to truly optimize our capital allocation and our investment returns.

Our returns will also benefit from the growth of our Global Network business. Given the economics of GNS, we can leverage our fixed infrastructure and generate transaction based revenues without the need to commit substantial additional capital.

Assuming GNS ramps up as we expect, the basic economics of this business should drive a tangible improvement in our overall returns.

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VAL CREATION TRIANGLE - GROWTH
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The final driver of shareholder value is growth.

During our last several Financial Community meetings we've spent a fair amount of time covering a range of our growth opportunities.

As you may remember from our meeting last August, I categorize our opportunities in what I refer to as our 3 buckets of growth.

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THREE BUCKETS
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These three buckets are organic growth, expanded opportunities that capitalize on our organic assets, and joint ventures and acquisitions.

Let me start with our organic opportunities.

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ORGANIC GROWTH OPPORTUNITIES
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Put simply, these opportunities are those that bring new customers and clients into the franchise, or improve the key drivers of our business performance, such as average cardmember spending, cardmember attrition, and average assets per client.

Given our spend-centric model within payments, and our planning and advice model at Financial Advisors, these 3 indicators are critical to the health of our core organic businesses.

Given our track record of success over the last several years - and the substantial market penetration potential that still exists - I believe there is still a great deal of upside in these indicators over the short to moderate-term.

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ORGANIC INDICATORS
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Because of the importance of these metrics to our future growth, in 2003 I made their improvement a priority for the organization.

I committed to our Board of Directors that, by 2007, we would drive substantial improvement in these metrics and generate significant levels of additional revenues.

To show you the strength of our organic business, I want to share with you how we're doing against those commitments.

Let me start with card attrition.

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CARDMEMBER ATTRITION
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As everyone knows it is far more efficient and profitable to keep an existing cardmember than to have to go out and acquire a new one.

So improving the retention of existing cardmembers can add stability and flexibility to our revenue streams and our cost base.

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ATTRITION - BOARD COMMITMENT
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So at the beginning of 2003 I committed to reduce our level of global attrition by 20% over the next five years.

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CARDMEMBER ATTRN - REV GOAL
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We estimated that, if we achieved this goal, we would generate $1 billion of incremental revenue by 2007.

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ATTRITION - ACTUAL PERFORMANCE
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As you can see here, we're currently ahead of schedule.

Across our card businesses our people have clearly embraced this objective.

They've come up with ways to improve our value propositions; they've developed loyalty and recognition programs for cardmembers; and they've implemented engagement programs for new cardmembers to start them spending and to raise awareness of our product benefits.

We're clearly reaping financial rewards.

But keeping cardmembers in the franchise also strengthens our market position, and is in total alignment with our goal of being a premium provider of value and service.

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AVERAGE CARDMEMBER SPENDING
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The second goal I set was for average cardmember spending growth.

Given that billings are what drive our spend-centric model, this metric is very important to our overall economics.

Our goal here is to increase the share of spending our cardmembers put on their American Express cards.

We can accomplish this in a number of ways.

For example, by offering expanded reward options we can incent customers to switch spending they may currently do on a bankcard.

Or we can sign up new merchants or industries where cardmembers can use their American Express products.

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AVERAGE CM SPENDING -- HISTORY
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 In 2003, when I set this goal, we were coming off several difficult years of spend performance.

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AVERAGE CM SPENDING -- GOAL
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So we did some analysis and committed the organization to a 5% increase in average cardmember spend growth in each of the next 5 years.

Given the recent past this was far from a slam dunk and, in fact, was just below the level we achieved in the very robust year of 2000.

Our average spend was already four times the level of the bankcards in the U.S., so we clearly didn't start from a low base.

In addition, given the sheer size of our global franchise, a 5% increase across a base of this size with multiple segments, products and countries would not be easy.

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AVERAGE SPEND -- REVENUES
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But we calculated that meeting this objective would generate $3 billion in additional revenue by 2007, so it was well worth going after.

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 AVERAGE CM SPENDING - ACTUALS
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So how have we done?  We've done exceptionally well.

Helped by an expanded merchant base, richer rewards programs and a generally positive economic environment, we've been able to increase the engagement of our cardmembers. This has served to widen the spend gap between us and the bankcards here in the U.S. and in select international markets.

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AVERAGE ASSETS
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The third goal I set was for Financial Advisors, where I wanted us to increase our average assets per retail client.

Similar to our average spend metric for card, average assets is an important indicator of the engagement and loyalty of our client base, and the productivity of our advisors.

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AVERAGE ASSETS -- HISTORY
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Coming off three years of negative growth, I set a goal of 7% growth per year for the next 5 years.

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AVERAGE ASSETS -- COMMITMENT
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Our research showed that many of our clients had investment accounts not just with us, but with other providers as well.

By setting this goal I wanted to focus our advisor force and management team on bringing in additional assets from our existing clients.

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AVERAGE ASSETS - REVENUE IMPACT
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Our analysis showed that achieving this annual level of growth could add one half billion in revenues by 2007.

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AVERAGE ASSETS -- ACTUALS
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Again we've had very good results.

In addition to benefiting from market gains, programs such as Platinum Financial Services have drawn in additional assets from existing clients, as well as higher average asset levels from new clients.

Also, the launch of new products such as Amex One, our consolidated investment account, has brought in cash and other assets that clients previously had in competitor accounts.

While we're pleased with these financial results, this goal has also resulted in greater client loyalty, and the deepening of relationships between our advisors and their clients.

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ORGANIC GROWTH
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Our investments in our organic growth have clearly paid off over the last several years.

We're taking our strong performance and making it even stronger by focusing on these key drivers.

The uniqueness of our business models in both card and Financial Advisors provides us with a range of levers we can pull to generate growth.

As you've seen, we've had good success ...... and I'm confident we have the potential to do even more.

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JOINT VENTURES AND ACQUISITIONS
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While still part of our growth strategy, we did not complete any acquisitions in 2004.

As I've discussed with you before, we're fortunate to be in a position where we don't have to rely on acquisitions to achieve our growth targets.

Given our targeted approach, we're very selective about the opportunities we pursue and, in 2004, there were no candidate companies that met our criteria on strategic fit, returns, or cultural fit.

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EXPANDED OPPORTUNITIES
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The final bucket of growth is expanded opportunities.

As a reminder, this bucket can be thought of as "mega-organic".

These are expanded opportunities within existing businesses .........
opportunities that use the assets of our core businesses, but which have the potential to generate relatively higher levels of growth.

We've talked about a number of these opportunities before.

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EXPANDED OPPORTUNITIES -- BUILD
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Financial Education is an opportunity Jim and his team took you through several meetings ago.

This program seeks to acquire new clients and assets by sending our advisors into companies and corporations to offer investment seminars and speak with employees.

This channel has been successful because it truly is a three way win -- companies get to provide their employees with a valuable free benefit, employees have the opportunity to learn how to achieve their financial goals, and our advisors gain access to an engaged prospect pool.

In 2004, clients acquired through this channel were up 11% from the previous year.

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EXPANDED OPPORTUNITIES -- BUILD
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Global Network Services was the focus of our meeting last February.

David House took you through our business model, our actual results across international, as well as some of our plans over the moderate to long-term.

With the Supreme Court's decision in October, we officially opened our U.S. network last year, launching our first products with MBNA in November, and signing a new network partnership with Citigroup.

David and his team know that this year the focus will be on execution.

We know the size and scope of the business potential here. Now we have to deliver.

As a result, the competition is already gearing up.

On the issuing side, our own proprietary business is ready and able to raise the competitive bar, and other issuers are certainly not sitting still.

On the network side, Discover's deal with Walmart brings a new party into the market.

Visa and Mastercard try to hold onto the business they have, but it's clear to me that, after many years of being a monopoly power, they're going to have to get used to competing aggressively.

It was reported that Visa explained their recent price increases by saying that, because American Express had now entered the market, Visa was being forced to raise their interchange rates in order to compete.

(As Visa has repeatedly called us a "niche player" I was somewhat surprised to find that we're now characterized as a market intimidator!)

This would be like having a new amusement park open in Orlando, and Disney World telling their customers that they were forced to raise prices in order to stay competitive.

Prices need to be set on value.

So merchants need to ask the associations what additional value they're providing to support these price increases.

If Visa and Mastercard can show that value through higher average spending, OK.

If not, it appears they're trying to use their monopoly power again.

No merchant is forced to accept American Express. So we must price on value.

We bring in higher spending customers, we provide a range of marketing and loyalty services to drive spend at merchants, and we have a dedicated account organization to support our merchant base.

Our organization is ready for this new era of network competition, and ready to capitalize on this opportunity.

--------------------------------------------------------------------------------
EXPANDED OPPORTUNITIES
--------------------------------------------------------------------------------

The two other expanded opportunities shown here - Corporate Middle Market and Prepaid Services - will be the focus of today's business presentations, so I'll leave the details on those businesses to Steve and Val.

--------------------------------------------------------------------------------
TRIANGLE
--------------------------------------------------------------------------------

So in terms of generating shareholder value, I'm confident in the actions we're taking.

Our organization is focused on each of these drivers of value creation - stability, returns and, very clearly, growth.

--------------------------------------------------------------------------------
BLUE BOX
--------------------------------------------------------------------------------

2004 was a terrific year for us.

o Our two core businesses generated strong growth, on both an absolute and a relative basis.

o We achieved excellent earnings growth, even as we increased our investments at both TRS and Financial Advisors.

o Our organic and expanded opportunities provided top-line growth, even as our commitment to reengineering produced meaningful efficiencies and contributions to the bottom-line.

o    Yes, we have challenges. And I'm not one to discount those challenges.

     We face more competition; the regulatory environment, as we all know, is changing; and political and economic uncertainty clearly still exists.

But I'm confident in our ability to generate growth, and confident in our ability to sustain that growth.

We have the people, the leadership, the assets and the flexibility to take advantage of the opportunities that are out there in the marketplace.

Let me now share with you two good reasons for my confidence.

The Corporate Middle Market and Prepaid Products are very diverse opportunities, yet they have a number of similarities.

o Both opportunities leverage assets, capabilities and infrastructure from existing businesses.

     Middle Market leverages capabilities built for our Corporate products; Prepaid leverages assets from both our Travelers Cheque business and our card processing platforms.

o    Both businesses reinforce our spend-centric payment model.

     As our Middle Market products are used for a range of business spending outside of T&E, they generate the highest average spend in our card portfolio.

     Prepaid products offer a means for us to capture a substantial amount of spend that would otherwise go to cash and checks.

o    These two businesses are at very different points of development.

     Middle Market has been very successful in the U.S. and is now poised for significant further expansion.

     Prepaid Cards are just coming out of the gate.

     Yet both businesses have unique, existing advantages, advantages that make it difficult for competitors to duplicate.

o And finally, as you'll see, both businesses are headed up by talented, experienced leaders.

Let me now start the business presentations off with Steve Squeri, President of Global Commercial Card.

Steve .......

--------------------------------------------------------------------------------
                         FINANCIAL COMMUNITY MEETING

                            STEVE SQUERI - REMARKS
                               February 2, 2005
--------------------------------------------------------------------------------


     [FOR SLIDES ACCOMPANYING THIS PRESENTATION, PLEASE REFER TO THE AMERICAN EXPRESS COMPANY WEB SITE]

--------------------------------------------------------------------------------
SLIDE 1
--------------------------------------------------------------------------------

Thank you, Ken.

Good afternoon.

Today I am going to discuss one of the Company's most significant growth opportunities: the Middle Market. At a Financial Community meeting three years ago, we highlighted the tremendous growth we envisioned in this segment. Now, I am pleased to report that we have delivered on that promise by making the middle market the fastest growing and most profitable Corporate Card Segment.

Today, I will dive deeper into the Middle Market; and you will see how we have capitalized on this opportunity through a superior economic model, a unique value proposition and strong acquisition channels.

--------------------------------------------------------------------------------
SLIDE 2
--------------------------------------------------------------------------------

To start, I will spend a few minutes reviewing the Global Commercial Card business overall and defining the Middle Market relative to our other corporate segments. Then, I will discuss the size of the opportunity and explain the importance of this segment to American Express. I will then give a brief overview of our value proposition and outline our strategy for growth. And finally, I will update you on our performance over the last three years.

--------------------------------------------------------------------------------
SLIDE 3
--------------------------------------------------------------------------------
First, to set the scene: The American Express Global Commercial Card division provides expense management solutions to companies around the globe through our Corporate Card and Corporate Purchasing Card. Through both our proprietary operations and GNS partner banks, we offer local currency
Corporate Cards in 36 countries and International Dollar Cards in another 85 countries. Historically, our billings have been approximately 20 - 25 percent of TRS billings. Since 2001, Commercial Card Net Income has grown at a compounded annual rate in excess of 25%. During this period, we have also invested significantly in acquisition and value proposition development. In addition to excellent financial results, the Corporate Card product reinforces the strategic objective to make American Express the network for high spenders by embracing the "Spend-Centric" model.

--------------------------------------------------------------------------------
SLIDE 4
--------------------------------------------------------------------------------
For the Corporate Card, the Spend-Centric model starts with attracting high-spending corporate customers through a premium product offering. As with the American Express Consumer Cardmember, the average American Express
Corporate Cardmember spends significantly more than the average bank cardholder. We attract high-spend customers through unique offerings to both the Corporate Client and its Employees. Corporate Cardmembers often insist on using their American Express cards because they are required to do so by their employer or they want to take advantage of our premium offerings, such as Membership Rewards. Combined with our closed-loop network, this Cardmember insistence and high average spend enable American Express to earn a premium discount rate from merchants. We then invest some of that premium in creating a stronger value proposition that enables us to acquire and retain more customers, which ultimately creates more revenue for our merchants.

--------------------------------------------------------------------------------
SLIDE 5
--------------------------------------------------------------------------------
The Commercial Card customer base is divided into four segments: Global Accounts, Large Market, Middle Market, and Small Business.

Global Accounts are corporations that operate in multiple countries and have an organizational readiness to manage T&E with a global approach. These accounts have greater than $2 BB in Annual Revenue and have more than 5,000 employees.

Large Market accounts can be based in any country and their business operations are primarily domestic in scope. Our definition of the Large Market varies by country, but these firms will typically have greater than $500 million in annual revenue and more than 500 employees.

American Express started the corporate card business by creating a product for large corporations, and then expanded that product to meet the needs of global corporations in the US and large local companies internationally. We then leveraged our large market infrastructure, experience and customer knowledge to create a product that meets the needs of the middle market.

We define the Middle Market as those firms with $1 Million to $1 Billion in revenue and between 10 and 2000 employees. These companies generate between $15 thousand and $10 million in Billed Business for American Express. This is a wide range because the Middle Market definition varies significantly from country to country.

Small Business accounts, which represent an extremely important segment for American Express, are accounts that are typically smaller than middle market accounts.

Global, Large, and Middle Market are part of the Global Commercial Card business. While the Global and Large market segments will not be part of the growth discussion today; both of these segments have achieved double-digit net income growth on a compounded annual basis over the last three years.

So, let me talk about the size of the opportunity within these Commercial Card segments.

--------------------------------------------------------------------------------
SLIDE 6
--------------------------------------------------------------------------------
The Global and Large Market segments, which are at the top and the middle of this pyramid, represent a combined $73 billion Spend opportunity. We estimate that the Middle Market Opportunity is $287 billion in global Spend and that there are over 1.4 million companies within this segment worldwide.

--------------------------------------------------------------------------------
SLIDE 7
--------------------------------------------------------------------------------
As you can see from this pie chart, in 2003, only 22% of the middle market opportunity was on corporate plastic. Unlike large corporations, which have had corporate card programs for decades, mid-sized companies have been slower to adopt corporate plastic as a form of payment.

But what makes the Middle market opportunity exciting is that the spend is rapidly migrating to corporate plastic; and as I will describe in a few minutes, we are uniquely positioned to influence that shift.

--------------------------------------------------------------------------------
SLIDE 8
--------------------------------------------------------------------------------
Spending on Corporate Plastic has grown dramatically as mid-sized companies adopt the cost-control practices that have benefited large corporations. We estimate that spend grew by 16% last year and anticipate it will grow 13 % per year until it reaches over $100 billion in Billed Business in 2007.

The middle market is not only a large and expanding opportunity, but it also supports the strategic and financial objectives of American Express.

--------------------------------------------------------------------------------
SLIDE 9
--------------------------------------------------------------------------------
As you can see from this slide, American Express' Overall, Corporate Card, and Middle Market average spend are significantly higher than the bank card average spend.

American Express Corporate Card Spend is 1.4 times greater than the
American Express Overall Average Spend. The Middle Market Average Spend is even higher than that, at 1.2 times the Corporate Card Average Spend. In this slide, we used 2003 data because it is the most recent information we have for the competition. However, as Ken pointed out, the Average Spend for American Express has grown in 2004 as has the Average Spend of both Corporate Card and Middle Market.

Average Spend is higher in the middle market primarily because mid-sized firms typically put all their business spending on the card - both T&E and non-T&E such as telecom or office supplies. On average, our middle market client's Billed Business is 32% non-T&E whereas our large market client's Billed Business is only 19% Non-T&E.

Spending on non-T&E will continue to grow since mid-sized firms tend to lack sophisticated procurement processes and once they implement a card program, they use it broadly to obtain additional control. This higher average spend demonstrates a near perfect execution of the spend-centric model, which drives our premium value story to merchants enabling a premium discount rate.

--------------------------------------------------------------------------------
SLIDE 10
--------------------------------------------------------------------------------
When we compare our returns from the various segments, there is no doubt that the Middle Market is Corporate Card's most profitable segment. As you'll see from the bar on the right, Middle Market PTI Margin as a percentage of billings in the US is almost 60% higher than the PTI margin for the Global Corporate Card business overall, excluding middle market. The International middle market business is almost 30% higher.

In addition, the Return on Equity for middle market is among the highest in the American Express charge and credit card portfolio. We have an incredible set of economics in this segment based on a number of factors. First, we have low capital requirements in this business. Second, we are able to charge card fees, whereas card fees are usually waived for larger corporations. Third, we do not typically pay incentives to mid-sized companies as we do with larger corporations; and finally, there is higher spending per card. As I mentioned, we created the middle market by leveraging the large market infrastructure and fixed cost base making our variable margins in this segment even more attractive and creating advantages difficult for our competitors to replicate.

Now, let me take a minute to talk about the competition.

--------------------------------------------------------------------------------
SLIDE 11
--------------------------------------------------------------------------------
The competition in the middle market is highly fragmented and consists primarily of local banks. Corporate Card programs are not a core business for banks, but banks typically do offer a card in conjunction with other services. These card programs do not have targeted middle market expense management programs and lack scale. Even some of the more multinational competitors, such as Citibank and JP Morgan Chase, pursue the middle market only locally and not as aggressively as the large market.

We compete effectively against these banks by having, first, a superior value proposition and, second, a powerful acquisition engine.

--------------------------------------------------------------------------------
SLIDE 12
--------------------------------------------------------------------------------
Our value proposition in the middle market is unique, as it is comprised of two components: the value proposition for the corporate client and the value proposition for the Employee.

--------------------------------------------------------------------------------
SLIDE 13
--------------------------------------------------------------------------------
The corporate client Value Proposition begins with Control and Compliance. We offer our middle market clients multiple liability and billing options. In addition, our sophisticated reporting and reconciliation tools offered to the large market are made available to those middle market companies that want to closely monitor employee spending.

The second component is Savings. Middle market companies can take advantage of the extensive data provided by our closed looped system to negotiate directly with their suppliers. In addition, they are able to participate in our distinctive Savings Programs, in which companies using their Corporate Card can receive discounts from selected merchants in a range of categories.

--------------------------------------------------------------------------------
SLIDE 14
--------------------------------------------------------------------------------
The savings program has both global partners, such as Fed-Ex, providing discounts in multiple markets, and also local suppliers, such as Staples, providing discounts in a specific country or region.

The closed loop network enables us to utilize our relationships with our merchants to obtain exclusive offers for our customers and provide data back to them. The spend-centric model gives us an economic advantage through higher discount rates, enabling us to fund our rewards program, value proposition development and, as you will see in a moment, acquisition resources.

Now, let's talk about the benefits for the employee.

--------------------------------------------------------------------------------
SLIDE 15
--------------------------------------------------------------------------------
One differentiating component of the employee value proposition is the Membership Rewards program. Membership Rewards directly supports the spend-centric model by increasing average spend and increasing insistence at the point-of-sale. A second Employee component is that our premium card products provide unique benefits to employees such as airline club access and two for one international airline tickets.

And finally, we leverage our Global Travel office locations to provide in-person cardmember support.

Having a superior and unique value proposition is only half the battle. The second half is to have the resources to sell that value proposition to prospects.

--------------------------------------------------------------------------------
SLIDE 16
--------------------------------------------------------------------------------
On this slide, you can see that we have invested heavily in the sales force - both in the U.S. and in International markets. Although I cannot disclose total sales headcount for competitive reasons, I can tell you that since 2002 our sales-force has grown, on a compounded annual basis, 29% overall, 17% in the US and 46% in the international markets.

We expanded our middle market presence from 12 countries to 19 countries in the past three years by creating strong sales teams in countries that did not have any dedicated middle market sales organizations.

Our international sales organization has grown significantly since 2001 and in 2005 it will be slightly larger than our US sales organization.

We will continue to add sales resources in the US and international to expand the market and move more middle market customers from cash, check or personal cards to the corporate card.

--------------------------------------------------------------------------------
SLIDE 17
--------------------------------------------------------------------------------
In order to penetrate this market quickly, we have forged Partnerships to more effectively reach mid-sized companies. We currently have three types of partnerships that provide our sales team with warm leads: Airline Co-brands, Travel Agency Partnerships and Bank Co-brands.

--------------------------------------------------------------------------------
SLIDE 18
--------------------------------------------------------------------------------
Airline partnerships, which currently take the form of American Express co-branded cards with carriers such as American Airlines, Qantas, Air France, Air Canada and KLM provide a differentiated value proposition to the Corporate Client. Airline Partnerships also provide our sales force with leads of an airline's directly billed clients so our sales team can convert those customers to the American Express /Airline co-brand card. We expect to announce a number of additional partnerships with leading airlines this year.

--------------------------------------------------------------------------------
SLIDE 19
--------------------------------------------------------------------------------
Travel agents represent another tremendous source of warm leads for our sales organization. Of course, we take advantage of the synergies that we have with our own Business Travel Organization. And, increasingly, we are forming partnerships with other agencies. We are currently working with Navigant in the US and Canada, TQ3 in Germany, BTI in the UK and JTB in Japan, incenting them to provide us with client referrals and to convert centrally-billed accounts to an American Express card product.

--------------------------------------------------------------------------------
SLIDE 20
--------------------------------------------------------------------------------
Bank distribution partnerships are providing the newest form of warm leads for our sales force. In this partnership model, the bank moves their existing corporate card portfolios to an American Express co-branded card. American Express sells, underwrites, and services these accounts as well as future accounts. Toronto Dominion in Canada, Deutsche Bank in Germany, and Swed Bank in Sweden are among the early adopters of this type of partnership.

Our investment in sales and partnerships, which has more than doubled since 2001, has fueled our growth over the last few years. I will now take a minute to review those results.

--------------------------------------------------------------------------------
SLIDE 21
--------------------------------------------------------------------------------
Globally, the number of accounts has increased 10% on a compounded annual basis and our New Booked volume, which is Billed Business from accounts acquired in the last year, has grown 28% on a compounded annual basis since 2001.

International growth is higher for both accounts and new volume because we invested more resources outside the US and because the growth is calculated from a lower base.

Net income in the Middle Market has grown, on a compounded annual basis, 31% from 2001 to 2004, with the US growing at 30% and international at 34%. We expect US and International growth to remain strong as we expand into new markets and invest more resources.

--------------------------------------------------------------------------------
SLIDE 22
--------------------------------------------------------------------------------
Because we have been so successful, the middle market is becoming increasingly more important to Global Commercial Card. Our mix has changed from approximately 38% of our Billed Business being middle market in 2002 to nearly 40% in 2004. The same trend holds true for net income. In 2002, the middle market accounted for about 42% of our total net income, and in 2004 it accounted for over 49% of our net income.

The mix change is important for two reasons. First, because mid-sized firms have a wider range of spend than large or global clients, we reduce our reliance on T&E spend. Second, as we increase our number of accounts, we diversify our customer base and reduce our dependence on large companies.

As we look to diversify our customer base, we have still remained focused on growing our overall Commercial Card Business.

--------------------------------------------------------------------------------
SLIDE 23
--------------------------------------------------------------------------------
In 2004, middle market billings grew by 19% and net income by 27%, while the overall Commercial Card business grew by 16% and 22%, respectively, in the same period.

Therefore, it is clear that the growth of the middle market has not come at the expense of other segments.

Additionally, while competitive pressures have impacted margins in the large and global segments, the growth of the middle market has offset this effect and has fueled the margin growth of the overall commercial card business.

--------------------------------------------------------------------------------
SLIDE 24
--------------------------------------------------------------------------------
Although the standalone growth rates in the middle market are impressive, we also should compare our growth to the growth in corporate spending overall.

If you recall earlier in the presentation we showed that last year, corporate plastic spend grew 16% globally. During 2004 we grew billings by 19%. Therefore, we are growing faster than the market place, and continuing to increase our global leadership position in both the US and international.

In conclusion, three years ago we told you that the middle market was a tremendous global growth opportunity for American Express and that is still true today. Over the last three years, we have capitalized on this opportunity achieving compounded annual net income growth of 31%.

This success is due to our superior economics, unique value proposition and strong acquisition channels.

Our plan is to continue to exploit this opportunity by investing aggressively in sales resources and partnerships and enhancing our value proposition.

We believe that with this strategy, we will continue to win in the middle market. Thank you very much.

I would now like to introduce Valerie Soranno Keating, President Global Travelers Cheque and Prepaid Services to discuss another significant growth opportunity, Prepaid Services.

Val

--------------------------------------------------------------------------------
                         FINANCIAL COMMUNITY MEETING

                      VALERIE SORANNO KEATING - REMARKS
                               February 2, 2005
--------------------------------------------------------------------------------


     [FOR SLIDES ACCOMPANYING THIS PRESENTATION, PLEASE REFER TO THE AMERICAN EXPRESS COMPANY WEB SITE]


Thank you Steve, and good afternoon.

I am in the unique position of being the President of not only American Express' oldest payment business, but also one of our newest - a business still in its infancy with significant moderate and longer term growth potential.

So, for those of you who thought that the Travelers Cheque business had reached a mature stage in its product lifecycle, you may find what I have to say particularly interesting.

As you know, one of American Express' goals is to "be the number one payment provider to high spending customers." We know that even these high-spenders have payment needs that are not being met by their existing card products. As a result, they still utilize cash and checks for a large portion of their purchases.

At American Express we continually seek to be at the forefront of new, emerging payment segments - particularly those that provide attractive alternatives to cash, checks and debit by addressing the unmet payment needs of our customers. And one very exciting opportunity we are exploring to do just this is prepaid cards.

In my presentation today, I will address six important questions:
1.       What are prepaid cards and how do they work?
2.       How big is the prepaid card opportunity?
3.       What are American Express' advantages over the competition?
4.       What results has American Express demonstrated to date?
5.       What are the benefits to American Express?, and
6.       What is our view of the prospects for this business?

QUESTION 1: SO, WHAT ARE PREPAID CARDS, AND HOW DO THEY WORK?

Let me provide some context before specifically addressing this question.

For many years now, card products have continued to provide benefits and features that have made it attractive for consumers to replace their cash and check spending.
o American Express introduced our first Charge card in 1958, allowing customers to make a purchase and pay for it within 30 days or so.
o Then, cards were introduced which extended revolving Credit, allowing customers to make a purchase and pay for it over time.
o Debit cards, introduced in the mid-1970s, presented a different case still: essentially allowing customers to make a purchase and pay for it instantaneously from their bank accounts.

This slide tracks a 20-year period. What you can see is that the share of Credit, Charge and Debit card products - shown in blue - has been growing over time. Nonetheless, today these products combined still represent just over a third of U.S. Consumer Payments, indicating that consumers still have many unmet payment needs. After all, they are still using cash and checks for more than $3 trillion of their payments. What are these unmet needs? Let me share with you some results from our research:

o First, consumers want greater Control over their spending, to use their payment product as a budgeting tool, and to ensure they do not spend more for something than they had intended.
o Second, they like to Compartmentalize their spending. For years, one of the industry's assumptions was that consumers would continue to migrate all their spending to a single card. In fact, the opposite seems to be happening. They want different products for different types of spend. This is why so many people have multiple payment forms in their wallets
     - including cash, travelers cheques and, on average, eight different forms of credit, charge, or debit cards.
o Third, they are looking for greater Safety and Security. They want confidence that their funds will be replaced quickly and hassle-free if their card is lost or stolen, and in many cases they want the security of knowing that their card is not directly linked to their bank account.

Prepaid cards, which allow consumers to "pay upfront and make their purchases later" offer a compelling alternative to cash, checks and, in some cases, debit because they address each of these consumer needs.

With a prepaid card, a consumer purchases the card and loads it with a certain value, say $100. They make their purchases at merchants who, similar to any other card, swipe it on their existing point-of-sale device and receive an authorization. Each time the customer makes a purchase, they draw down the value of the card. With some cards, they can re-load it with more funds when the value gets close to zero.

These cards allow consumers to compartmentalize their spending by pre-paying for a specific type of purchase, such as travel. It gives them greater control over their money and budgeting, since they know exactly how much they have set aside. And, many consumers feel that these cards are even safer than debit cards since they are not directly linked to their bank accounts.


QUESTION 2: SO, JUST HOW BIG IS THIS OPPORTUNITY?

As you might know, there are numerous predictions about the overall size of the prepaid opportunity.

Industry analyst Tower Group projects that prepaid cards will be a $347 billion business in the U.S. by 2007 and indicates that it represents "the biggest growth opportunity since the introduction of debit cards." Another estimate, by one of our competitors, puts the total size of the global prepaid card opportunity at $2.1 trillion by 2010. Another staggering number, which if true, means that the payment industry may just have scratched the surface of this opportunity.

Even though the forecasters can't agree on a precise number, the one common thread is that all of the forecasts for growth are significant.

Prepaid is already comprised of more than 30 different types of card products. These products vary considerably - in the customer needs addressed, features offered, the way you make money, how you acquire customers, the average amount loaded on the card and the way those funds are loaded, the risk and customer service dynamics, and the associated regulatory and compliance issues.

One easy way to think about this complexity is to group prepaid cards into four major segments:
        o Those that are sold directly to Consumers
        o Cards offered by Businesses to their Customers
        o Cards issued by the Government
        o And, cards given by Employers to their Employees.

American Express has chosen initially to leverage our existing prepaid business by expanding our paper Travelers Cheque and Gift Cheque into cards. Travel and Gifting each represent two large spending categories where consumers view prepaid products as an attractive alternative to cash.

Both of these categories provide global opportunities for growth. As you can see, consumers in the U.S. alone still give an estimated $82 billion each year in monetary gifts in the form of cash or checks. And monetary gifting is also popular in many other countries throughout the world.

Travel also represents a huge opportunity.

Consider this: Americans still spend about $60 billion annually for international travel alone. In other markets, travelers also spend large amounts. For example, German travelers spend $52 billion a year.

Both of those numbers are staggering, as is the opportunity.


QUESTION 3: LET ME THEN TURN TO MY THIRD QUESTION: "WHAT ARE AMERICAN EXPRESS'
            ADVANTAGES OVER THE COMPETITION?"

In looking at this prepaid opportunity, American Express maintains some very distinct advantages over our competitors.

We already run one of the largest and most profitable prepaid businesses in the world today - one that is 114 years old, serves well over 15 million customers worldwide, and generates close to $20 billion in sales.

o We know how to manage the unique revenue and expense drivers, as well as the operational, servicing, risk and compliance requirements of a prepaid business.
o We have a refund network of more than 200,000 partner-supported locations that, we believe dwarfs that of any other company.

And, in addition to our success in the prepaid paper business, we already process more than 30 million prepaid cards today, through a variety of partnerships which include Best Buy and mall developers such as Westfield and CBL.

Of course, another huge advantage for American Express is the strong relationships we enjoy with our retail and travel partners, one of the many benefits of the closed loop system that you have heard about so often in this forum.

Consumers overwhelmingly tell us that they want to buy prepaid gift cards in person, at grocery stores, drug stores, and other high-traffic retail areas. Similarly, purchasers of prepaid travel cards also want to buy them in convenient travel locations. Through our strong relationships with major retailers and travel providers, American Express is able to make our prepaid card products available to our customers where they want to buy them.

American Express also enjoys premium economics in this business:
o For instance, we are able to leverage our existing prepaid infrastructure and scale advantages to help minimize our costs.
o And, we can maximize the yield on our float by investing a large portion of our funds in longer term, high yield investments.

And finally, the promise and global appeal of our brand provides a significant advantage to American Express. After all, as a gift card purchaser or, better yet, as a recipient, which product would you rather receive: an American Express Gift Card or a Visa gift card? The choice is obvious.

QUESTION 4: THAT BRINGS ME TO MY FOURTH QUESTION, "WHAT RESULTS HAS AMERICAN
            EXPRESS DEMONSTRATED TO DATE?"

By leveraging all of these advantages, we have already recorded some considerable successes in the prepaid card arena. In the last two years alone, we have successfully launched a number of innovative prepaid card products to meet our customers' needs.

First, let me tell you about the TravelFunds Card.

The TravelFunds Card, soon to be renamed the Travelers Cheque Card, is a unique prepaid card that provides all of the safety and security of a Travelers Cheque in the convenient form of a card.

For a fee of $14.95, consumers load the amount of funds that they select onto the card, in one of three currencies. Like other American Express Card products, this card is embossed with the cardholders name and has a magnetic stripe and signature panel on the back of the card. The cardholder can spend the amount they initially load, at all of the millions of merchants and ATMs that welcome the American Express Card around the world. And they can load additional funds on the card, by telephone or on-line, so they can continue to use the Card over time.

Just like our traditional paper Travelers Cheque, the funds can be replaced quickly and hassle-free if the card is lost or stolen, usually within 24 hours. Finally, because it's not linked to their bank account, many consumers view it to be safer than both cash and debit cards.

We launched this product in a pilot phase in the U.S. in 2003, and started its full roll out in 2004. We also launched it in Germany in late 2004, and in the UK just this week.

Although it is too early to report sales results, we are extremely pleased with our progress and are tracking well against our forecast.

o The average amount loaded on our Travelers Cheque Card is 12% higher than the average purchase of our very popular paper Travelers Cheques, indicating that we are attracting high spending customers.
o Customer satisfaction scores in the U.S. are as high as what we traditionally see for our Green Card, one of our oldest and most established card products.
o And a large portion of cards have already been re-loaded, providing a strong early indicator of repeat business.

Now, I'll describe our success in launching the American Express Gift Card.

Perhaps you've seen our advertisements that make comparisons to store-specific gift cards, that "Instead of one place, they're good all over the place." Take a look... [30 second commercial shown]

The clear value proposition here is that the American Express Gift Card, unlike store cards, gives recipients flexibility to spend where they choose.

We sell our Gift Cards in preset denominations, and provide the consumer the option to personalize the card by embossing the recipient's name. They can be used at all of millions of restaurant and retail merchant locations that accept the American Express Card and, just like the Travelers Cheque Card, the funds can be replaced if the card is lost or stolen.

We launched the Gift Card in the U.S. in 2002. Following that successful launch, we just recently began a pilot in Japan. This is the first gift card product in the Japanese market which- with close to $50 billion in monetary gifts given each year - represents the second largest gifting opportunity in the world.

For the Gift Card, we have seen dramatic growth, and very strong early indicators of success.

o Although we do not include Gift Card in the Company's overall CIF numbers, I can tell you that last year we sold approximately 4 million Gift Cards in the U.S.
o    On the strength of those sales, we saw 300% growth between 2003 and 2004.
o To put this into perspective, competitive bank issued gift cards, which can also be used at multiple merchants, grew by only 17% last year, indicating that our growth is far outpacing the industry.

Of course, this business is still ramping up and we are not expecting to continue to grow at such phenomenal rates going forward. But given the size of the monetary gifting opportunity, growing popularity and our already strong momentum, we certainly expect to generate healthy growth rates.
In addition, the average amount loaded on our Gift Cards is nearly 70% higher than the store-specific gift cards we support, which fits well with our company's unique spend-centric model.

Our customer satisfaction scores in the U.S. for Gift Cards rank among the highest of all American Express Card products - including our Gold and Platinum Cards - which provides powerful evidence of the product's strong value proposition, and the level of service we have been able to provide.

And, in a recent customer survey, 80% of Gift Card purchasers indicated that they intend to buy the product again. Just for context, retailers might view 50% to be excellent.

Given our established selling relationships, infrastructure, and already proven successes with prepaid cards, more than 400 banks have already agreed to sell American Express' prepaid card products, including Fifth Third, and Sun Trust. Many banks are finding it more attractive to sell American Express' Travelers Cheque Card and Gift Card products than to issue these prepaid cards themselves.

And travel partners such as Continental, Hilton Hotels and Liberty Travel are now making our prepaid card products available to their customers.

In addition, we are working with a number of retailers - such as Safeway Supermarkets and Rite Aid pharmacies - to make our prepaid cards available on merchandise racks - a very different way for American Express to be selling cards. And the data here is pretty compelling: where we are selling these products in grocery stores versus banks, we have seen as much as four times the volume coming through.

We believe that the right mix of selling partners and locations is critical for success, and our results even at this early stage are very encouraging. Just from the newly signed partners we have announced over the last year, more than 22,000 locations will soon be selling American Express' Travelers Cheque Cards and/or Gift Cards in the United States.

And while that number might already sound substantial, we still only have 7% penetration of customer-preferred retail locations in top markets, indicating that our potential to even further expand our sales network remains tremendous.

Of course, because we have just started to roll out these products, sales on our prepaid card portfolio are still modest relative to the rest of our card and paper Travelers Cheque businesses. However, we continue to see extremely high growth on that relatively small base.


QUESTION 5: THE FIFTH QUESTION I POSED AT THE START OF MY REMARKS WAS, "WHAT
            ARE THE BENEFITS TO AMERICAN EXPRESS?"

Prepaid cards are providing American Express with many benefits:
o First, because they so clearly replace existing cash, check and debit purchases, prepaid cards represent incremental spend volume for American Express.
o Second, prepaid cards offer the opportunity to expand our already strong and profitable Travelers Cheque business model - - we are diversifying our product portfolio, expanding our sales network, and diversifying our revenue streams. Like a traditional paper Travelers Cheque, we benefit from the float on a prepaid card. But in addition we collect purchasing fees, re-load fees and discount revenues, which together make the prepaid card a highly attractive product.
o These products also have a very high ROE - three to four times the Company's already high overall return on equity. In fact, as Ken has mentioned to you on many occasions, the prepaid card business fits well with our overall corporate strategy to focus on businesses that have both high growth and high returns.
o Third, prepaid cards allow us to deepen our relationships with existing Travelers Cheque sellers and merchants who decide to sell our prepaid cards. This provides our partners with an additional revenue source and allows them to meet the needs of their customers.
o Fourth, they help to even further deepen the loyalty of existing American Express customers who look to prepaid cards to complement other payment products.
o And finally, prepaid cards offer an opportunity to bring additional customers into the American Express franchise.

QUESTION 6: WHICH BRINGS ME TO MY SIXTH AND FINAL QUESTION: "WHAT IS OUR VIEW
            OF THE PROSPECTS FOR THIS BUSINESS?"

As we look toward a longer-term strategy for the prepaid business, it is worth noting that we continue to maintain a firm commitment to our paper Travelers Cheque business, which is still growing in many areas of the world. Given the strong return characteristics, it is still a key contributor to the Company's overall financials. And what's important is that our diversification into prepaid cards represents not only complementary products to our paper Cheques, but an opportunity that we believe has excellent potential to grow into a significant business in its own right.

Our large and successful prepaid paper business provides us with a unique platform from which to launch a successful prepaid card business.

Our strategy going forward is to continue being aggressive in pursuing opportunities to:
o Rollout our prepaid travel and gift card products in other markets
o Launch additional, innovative products in categories beyond travel and gifting
o And, rapidly expand our sales network so that we can make it as easy as possible for consumers to purchase our cards.

As you can see, we are very optimistic about the growth prospects for this area of our business.

Across all of the different industry sources, the growth forecasts for the overall prepaid category is somewhere between 10 and 50% per annum. That's tremendous growth for any industry, but given the size of the opportunity, those growth rates are extremely compelling, and underscore what an attractive business this is to be in. Given American Express' unique advantages in the prepaid arena, we would hope to see growth at least within the range of what the industry achieves overall.

In order to achieve that growth, we know we must have superior products, sales channels, risk management capabilities and marketing support. At American Express, we are investing in every one of these areas.

Building on our preeminent position in the prepaid Cheque category and our unique competitive advantages, we are off to a strong start. And our early indicators show we are attracting high spenders, generating high customer satisfaction and driving repeat business.

That said, prepaid cards are just at the beginning of their product life cycle, with a huge upside potential.

Ken has indicated that we intend to even further accelerate our growth by investing in businesses that:
  o Deliver premium value to customers
  o Support our brand and unique spend-centric business model
  o Generate high growth, and
  o Deliver superior returns on equity and cash flow.

Prepaid cards meet all of these criteria.

Steve Squeri told you about the phenomenal success we have had in the Middle Market which, just three years ago, was a prospective opportunity. My hope is that, three years from now, we will be able to report back to you with a similar success story for this area of our business.

Thank you.